Exhibit 10.57
SECOND LEASE AMENDMENT

This Amendment (hereinafter “Amendment”) is made between the Pearland Economic Development Corporation (“Landlord”) and Cardiovascular Systems, Inc., (“Tenant”) to amend that certain Lease Amendment (the “Agreement”) attached hereto and incorporated by reference for all purposes, executed on November 10, 2017 between the Landlord and Tenant.

I.	Amended Terms. The Landlord and the Tenant agree that the following provisions of the Agreement are hereby amended as follows:

7.    Contingency – The terms of this Lease Amendment shall be contingent upon Landlord’s closing on the sale of the Adjacent Property on or before October 1, 2018. Landlord shall provide to Tenant written notice of the closing of such sale within five (5) days of the closing date. If such closing does not occur on or before October 1, 2018, then this Amendment shall be null and void. Notwithstanding the foregoing, Landlord’s obligations to make the Building Repairs, as defined in Section 8 herein, shall not be contingent on the sale of the Adjacent Property and shall survive any termination of this Amendment.

II.
Agreement to Remain in Force.    Other than the provisions of the Agreement expressly amended herein, the Agreement shall remain in full force and its enforceability shall be unaffected by this Amendment.

EXECUTED and EFFECTIVE as of the 9 day of April , 2018.

TENANT:            CARDIOVASCULAR SYSTEMS, INC.

By: /s/ John Hastings
JOHN HASTINGS
Vice President Manufacturing & Operations
Date: April 9, 2018

LANDLORD:        PEARLAND ECONOMIC DEVELOPMENT CORPORATION

By: /s/ Matt Buchanan
MATT BUCHANAN
President
Date: April 9, 2018